                                  EXHIBIT 10.18

ADDENDUM AGREEMENT
------------------


This Addendum Agreement ("Addendum") dated this 12 day of February 2007, is entered by and between Isramco Inc., as seller ("Seller") and Chesny Estates Ltd. as buyer ("Buyer"); Seller and Buyer shall be referred to collectively as the "Parties"


WHEREAS The Parties entered into a Sale and Purchase Agreement dated December
        2006 ( the "PSA") pursuant to which Seller sold and transferred to Buyer all of the issued share capital of Magic 1 Cruise Line Corp. (the "Shares" and the "Company", respectively) ; and

WHEREAS In accordance with the PSA the Purchase Price (as defined in the PSA) is subject to certain adjustments; and

WHEREAS The Company bared during the forth quarter of 2006 certain costs and expenses relating to the preparation of the cruise liner for the 2007 cruise season ( the "2007 Costs"); and

WHEREAS It was agreed between the Parties that Buyer shall bare all such costs and expenses in a manner it will be added to the Purchase Price; and


WHEREAS The Parties wish to determine the Final Purchase Price for the Shares



NOW THEREFORE it is agreed between the Parties as follows:


1.      The preamble to this Addendum constitutes an integral part thereof.

2. Buyer acknowledges and confirms that Buyer reviewed the final draft of the financial statements of the Company as of December 31, 2006 and examined the cost and expenses resulting from and relating to the preparation of the cruise liner for the 2007 cruise season.

3. It is agreed between the Parties that the Final Purchase Price for the Shares, reflecting the adjustments in accordance with section 2.2 to the PSA as well as the addition relating to the 2007 Costs, is $2.15 million, with effect as of December 31, 2006

4. Seller shall reimburse to Buyer the balance of $150,000 within 30 day from the execution of this Addendum.

        IN WITNESS WHEREOF, the parties to this Addendum Agreement have caused this Addendum Agreement to be duly executed as of the date set forth above.


SELLER:  ISRAMCO, INC.
By: /s/ Haim Tsuff
Name: Haim Tsuff
Title: Chairman of the Board & CEO




BUYER:   CHESNY  ESTATES  LTD.
By: /s/ Gil Hod
Name: Gil Hod